                                  SEMINIS, INC.

                              CLASS A COMMON STOCK
                            PAR VALUE $0.01 PER SHARE

                             UNDERWRITING AGREEMENT
                                 (U.S. VERSION)

                                                                  June [ ], 1999

Goldman, Sachs & Co.,
J.P. Morgan Securities Inc.,
ING Baring Furman Selz LLC,
Morgan Stanley & Co. Incorporated,
Salomon Smith Barney Inc.,
VECTORMEX Incorporated,
   As representatives of the several Underwriters
     named in Schedule I hereto,
c/o Goldman, Sachs & Co.,
85 Broad Street,
New York, New York 10004.

Ladies and Gentlemen:


         Seminis, Inc., a Delaware corporation (the "Company") and a majority-owned subsidiary of Savia, S.A. de C.V., a Mexican company (the "Principal Stockholder"), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") an aggregate of 11,000,000 shares (the "Firm Shares") and, at the election of the Underwriters, up to 1,650,000 additional shares (the "Optional Shares") of Class A Common Stock, par value $0.01 per share ("Class A Common Stock"), of the Company (the Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 3 hereof being collectively called the "Shares").


         On June [ ], 1999, Seminis, Inc., an Illinois corporation (the "Predecessor Company"), was merged (the "Merger") with and into the Company. Pursuant to the terms of the Merger, all issued and outstanding shares of Class A Common Stock, par value $0.01 per share, of the Predecessor Company and all issued and outstanding shares of Class B Common Stock, par value $0.01 per share, of the Predecessor Company were converted into one-half the number of such shares of Class B Common Stock, $0.01 par value ("Class B Common Stock" and, together with the Class A Common Stock, "Stock"), of the Company followed immediately thereafter by a one-for-one stock dividend. As used herein, the "Com-
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pany" shall be deemed to include the Predecessor Company prior to the effective time of the Merger.


         It is understood and agreed to by all parties that the Company is concurrently entering into an agreement (the "International Underwriting Agreement") providing for the sale by the Company of up to a total of 3,162,500 shares of Class A Common Stock (the "International Shares"), including the overallotment option thereunder, through arrangements with certain underwriters outside the United States (the "International Underwriters"), for whom Goldman Sachs International, J.P. Morgan Securities Ltd., ING Barings Limited as agent for ING Bank N.V., London branch, Morgan Stanley & Co. International Limited and Solomon Brothers International Limited acting as lead managers. Anything herein or therein to the contrary notwithstanding, the respective closings under this Agreement and the International Agreement are hereby expressly made conditional on one another. The Underwriters hereunder and the International Underwriters are simultaneously entering into an Agreement between U.S. and International Underwriting Syndicates (the "Agreement between Syndicates") which provides, among other things, for the transfer of shares of Stock between the two syndicates. Two forms of prospectus are to be used in connection with the offering and sale of shares of Stock contemplated by the foregoing, one relating to the Shares hereunder and the other relating to the International Shares. The latter form of prospectus will be identical to the former except for certain substitute pages as included in the registration statement and amendments thereto as mentioned below. Except as used in Sections 3, 4, 6, 12 and 14 herein, and except as the context may otherwise require, references hereinafter to the Shares shall include all the shares of Class A Common Stock which may be sold pursuant to either this Agreement or the International Underwriting Agreement, and references herein to any prospectus whether in preliminary or final form, and whether as amended or supplemented, shall include both the U.S. and the international versions thereof.


         The Company and the Underwriters, in accordance with the requirements of Rule 2720 ("Rule 2720") of the National Association of Securities Dealers, Inc. (the "NASD") and subject to the terms and conditions stated herein, also hereby confirm the engagement of the services of Goldman, Sachs & Co. as a "qualified independent underwriter" (in its capacity thereof, the "Independent Underwriter") within the meaning of Section (b)(15) of Rule 2720 in connection with the offering and sale of the Shares.

         1. The Company represents and warrants to, and agrees with, each of the Underwriters that:

                  (a) A registration statement on Form S-1 (File No. 333-72141) (the "Initial Registration Statement") in respect of the Shares has been filed with the Securities and Exchange Commission (the "Commission"); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a "Rule 462(b) Registration Statement"), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act"), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration State-

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         ment, any post-effective amendment thereto or the Rule 462(b)
         Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a "Preliminary Prospectus"); the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 6(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the "Registration Statement"; and such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the "Prospectus";



                  (b) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein;

                  (c) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein;

                  (d) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the



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         capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries (a "Material Adverse Effect"), otherwise than as set forth or contemplated in the Prospectus;

                  (e) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property (other than purchase money liens) and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

                  (f) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; and each subsidiary of the Company listed in Exhibit 21 of the Registration Statement (each a "Material Subsidiary") has been duly organized and is validly existing as a corporation or other business entity in good standing under the laws of its jurisdiction of formation;

                  (g) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description of the Stock contained in the Prospectus; and all of the issued shares of capital stock of each Material Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors' qualifying shares and except as set forth in the Prospectus) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

                  (h) The Shares have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein and under the International Underwriting Agreement, will be duly and validly issued and fully paid and non-assessable and will conform to the description of the Class A Common Stock contained in the Prospectus;

                  (i) The issue and sale of the Shares by the Company hereunder and under the International Underwriting Agreement and the compliance by the Company


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         with all of the provisions of this Agreement and the International
         Underwriting Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement and the International Underwriting Agreement, except the registration under the Act of the Shares and such consents, approvals, authorizations, registrations or qualifications as may be required under state or foreign securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters and the International Underwriters;

                  (j) Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound;

                  (k) The statements set forth in the Prospectus under the captions "Description of Capital Stock," "Certain Relationships and Related Transactions" and "Shares Eligible for Future Sale" and in the Registration Statement in Items 14 and 15, insofar as such statements constitute a summary of the terms of the capital stock, legal matters, documents or proceedings referred to therein, are accurate, complete and fair;

                  (l) Other than as set forth or contemplated in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

                  (m) The Company is not and, after giving effect to the offering and sale of the Shares, will not be an "investment company," as such term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

                  (n) Neither the Company nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes;

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                  (o) PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and its subsidiaries, and Seonjin Accounting Corporation, who have certified certain financial statements of Hungnong Seed Co., Ltd., are, to the best of the Company's knowledge, each independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

                  (p) The Company has reviewed its operations and that of its subsidiaries and any third parties with which the Company or any of its subsidiaries has a material relationship to evaluate the extent to which the business or operations of the Company or any of its subsidiaries will be affected by the Year 2000 Problem. As a result of such review, the Company has no reason to believe, and does not believe, that the Year 2000 Problem will have a Material Adverse Effect or result in any material loss or interference with the Company's business or operations. The "Year 2000 Problem" as used herein means any significant risk that computer hardware or software used in the receipt, transmission, processing, manipulation, storage, retrieval, retransmission or other utilization of data or in the operation of mechanical or electrical systems of any kind will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000;

                  (q) The consolidated financial statements, and the related notes thereto, included in the Registration Statement and the Prospectus present fairly the consolidated financial position of the Predecessor Company and its consolidated subsidiaries and of Hungnong Seed Co., Ltd. and its consolidated subsidiaries as of the dates indicated and the results of their respective operations and changes in their respective consolidated cash flows for the periods indicated; said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis, and the supporting schedules, if any, included in the Registration Statement present fairly the information required to be stated therein; and the pro forma financial statements, and the related notes thereto, included in the Registration Statement and the Prospectus have been prepared in accordance with the applicable requirements of the Act and are based upon good faith estimates and assumptions believed by the Company to be reasonable;

                  (r) No person has the right to require the Company to register any securities for offering and sale under the Act by reason of the filing of the Registration Statement with the Commission or the issue and sale of the Shares to be sold by the Company hereunder, except for rights which have been waived;

                  (s) The Company and its subsidiaries have filed all federal, state, local and foreign tax returns which have been required to be filed and have paid all taxes shown thereon and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith, except where the failure to file such state, local or foreign returns or pay such state, local or foreign taxes, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; and there is no material tax deficiency which has been or might reasonably be expected to be asserted or threatened against the Company or any of its subsidiaries;

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                  (t) The statistical and market-related data included in the
         Registration Statement and the Prospectus are based on or derived from sources which are believed by the Company to be reliable;

                  (u) The Company and each of its subsidiaries owns, is licensed to use or otherwise possesses adequate rights to use the patents, patent rights, licenses, inventions, trademarks, service marks, trade names, copyrights and know-how, including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures, including, without limitation, the germplasm used or to be used in its products (collectively, the "Intellectual Property"), reasonably necessary to carry on the business conducted by it, except to the extent that the failure to own, be licensed to use or otherwise possess adequate rights to use such Intellectual Property would not have a Material Adverse Effect; the Company has not received any notice of infringement of or conflict with, and to the best of the Company's knowledge there is no infringement of or conflict with, asserted rights of others with respect to the Intellectual Property which could reasonably be expected to result in a Material Adverse Effect; the discoveries, inventions, products or processes of the Company referred to in the Registration Statement and the Prospectus do not, to the best of the Company's knowledge, infringe or conflict with any right or patent of any third party, or any discovery, patent product or process which is the subject of a patent application filed by any third party;

                  (v) The Company and each of its subsidiaries owns, possesses or has obtained all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities (including foreign regulatory agencies), all self-regulatory organizations and all courts and other tribunals, domestic or foreign, necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as conducted as of the date hereof, and neither the Company nor any such subsidiary has received any actual notice of any proceeding relating to revocation or modification of any such license, permit, certificate, consent, order, approval or other authorization, except (i) as described in the Registration Statement and the Prospectus or (ii) where (1) the failure to obtain, or modification or revocation of, any such license, permit, certificate, consent, order, approval or authorization, or (2) the failure to make any such declaration or filing, would not have a Material Adverse Effect; and each of the Company and its subsidiaries is in compliance with all laws and regulations relating to the conduct of its business as conducted as of the date hereof, except where such noncompliance would not have a Material Adverse Effect;

                  (w) There are no existing or, to the best of the Company's knowledge, threatened labor disputes with the employees of the Company or any of its subsidiaries which could reasonably be expected to result in a Material Adverse Effect;

                  (x) The Company and each of its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have


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         received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to have received required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, have a Material Adverse Effect;

                  (y) To the best of the Company's knowledge, there are no existing, threatened or potential claims which could result in costs or liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with any Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which could, individually or in the aggregate, result in a Material Adverse Effect;

                  (z) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and its affiliates has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the "Code"), except where the failure to maintain such plans would not, individually or in the aggregate, have a Material Adverse Effect; no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; and for each such plan which is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no "accumulated funding deficiency" as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeded the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions;

                  (aa) The Company has not taken nor will it take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Class A Common Stock;

                  (bb) This Agreement and the International Underwriting Agreement have been duly authorized, executed and delivered by the Company; and

                  (cc) The Company, the surviving corporation of the Merger with the Predecessor Company, has the status, rights and liabilities of a surviving corporation set forth in Section 259 of the Delaware General Corporation Law (the "DGCL"); and the Merger was duly authorized by all necessary corporate and stockholder action on the part of each constituent corporation and complied with all applicable provisions of the DGCL and the Illinois Business Corporation Act of 1983 (the "IBCA").

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2. The Principal Stockholder represents and warrants to, and agrees with, each of the Underwriters that:

                  (a) The Principal Stockholder has been duly incorporated and is validly existing as a company in good standing under the laws of Mexico;

                  (b) The issue and sale of the Shares by the Company hereunder and under the International Underwriting Agreement and the compliance by the Company and the Principal Stockholder with all of the provisions of this Agreement and the International Underwriting Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Principal Stockholder or any of its subsidiaries is a party or by which the Principal Stockholder or any of its subsidiaries is bound or to which any of the property or assets of the Principal Stockholder or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Principal Stockholder or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Principal Stockholder or any of its subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company and the Principal Stockholder of the transactions contemplated by this Agreement and the International Underwriting Agreement, except the registration under the Act of the Shares and such consents, approvals, authorizations, registrations or qualifications as may be required under state or foreign securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters and the International Underwriters;

                  (c) The Principal Stockholder has not taken nor will it take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Class A Common Stock;

                  (d) This Agreement and the International Underwriting Agreement have been duly authorized, executed and delivered by the Principal Stockholder; and

                  (e) The representations and warranties of the Company contained in Section 1 of this Agreement are true and correct.

3. Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of $[ ], the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per share set forth in clause
(a) of this Section 3, that portion of the number of Optional Shares as to which such election shall have been ex-


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ercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in
Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.


         The Company hereby grants to the Underwriters the right to purchase at their election up to 1,650,000 Optional Shares, at the purchase price per share set forth in the paragraph above, for the purpose of covering sales of shares in excess of the number of Firm Shares. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 6 hereof) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.


         4. Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

         5. (a) The Company hereby confirms its engagement of the services of the Independent Underwriter as, and the Independent Underwriter hereby confirms its agreement with the Company to render services as, a "qualified independent underwriter" within the meaning of Section (b)(15) of Rule 2720 with respect to the offering and sale of the Shares.

            (b) The Independent Underwriter hereby represents and warrants to, and agrees with, the Company and the Underwriters that with respect to the offering and sale of the Shares as described in the Prospectus:

                           (i) The Independent Underwriter constitutes a
                  "qualified independent underwriter" within the meaning of Section (b)(15) of Rule 2720;

                           (ii) The Independent Underwriter has participated in
                  the preparation of the Registration Statement and the Prospectus and has exercised the usual standards of "due diligence" in respect thereto;

                           (iii) The Independent Underwriter has undertaken the
                  legal responsibilities and liabilities of an underwriter under the Act specifically including those inherent in Section 11 thereof;

                           (iv) Based upon (A) a review of the Company,
                  including an examination of the Registration Statement, information regarding the earnings, assets, capital structure and growth rate of the Company and other pertinent financial and statistical data, (B) inquiries of and conferences with the management of the Company and its counsel and independent public accountants regarding the business and operations of the Company, (C) consideration of


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                  the prospects for the industry in which the Company competes, estimates of the business potential of the Company, assessments of its management, the general condition of the securities markets, market prices of the capital stock and debt securities of, and financial and operating data concerning, companies believed by the Independent Underwriter to be comparable to the Company with equity securities of maturity and seniority similar to the Shares and the demand for securities of comparable companies similar to the Shares, and (D) such other studies, analyses and investigations as the Independent Underwriter has deemed appropriate, and assuming that the offering and sale of the Shares is made as contemplated herein and in the Prospectus, the Independent Underwriter recommends, as of the date of the execution and delivery of this Agreement, that the initial public offering price of the Shares be not lower than $[ ], which offering price should in no way be considered or relied upon as an indication of the value of the Shares; and

                           (v) Subject to the provisions of Section 10 hereof,
                  the Independent Underwriter will furnish to the Underwriters and to the NASD at the Time of Delivery a letter, dated the Time of Delivery, in form and substance satisfactory to the Underwriters, to the effect of clauses (i) through (iv) above.

         (c) The Independent Underwriter hereby agrees with the Company, the Principal Stockholder and the Underwriters that, as part of its services hereunder, in the event of any amendment or supplement to the Prospectus, the Independent Underwriter will render services as a "qualified independent underwriter" within the meaning of Section (b)(15) of Rule 2720 with respect to the offering and sale of the Shares as described in the Prospectus as so amended or supplemented that are substantially the same as those services being rendered with respect to the offering and sale of the Shares as described in the Prospectus (including those described in subsection (b) above).

         (d) The Company, the Principal Stockholder, the Underwriters and the Independent Underwriter agree to comply in all material respects with all of the requirements of Rule 2720 applicable to them in connection with the offering and sale of the Shares. The Company agrees to cooperate with the Underwriters and the Independent Underwriter to enable the Underwriters to comply with Rule 2720 and the Independent Underwriter to perform the services contemplated by this Agreement.

         (e) As compensation for the services of the Independent Underwriter hereunder, the Company agrees to pay the Independent Underwriter $10,000 at the First Time of Delivery. In addition, the Company agrees promptly to reimburse the Independent Underwriter for all out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred in connection with this Agreement and the services to be rendered hereunder.

         (f) The Independent Underwriter hereby consents to the references to it as set forth under the caption "Underwriting" in the Prospectus and in any amendment or supplement thereto made in accordance with Section 7(a) hereof.

         6. (a) The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as Goldman, Sachs & Co. may request upon at least forty-eight hours' prior notice to the Company, shall be delivered by or on behalf of the Company to Goldman, Sachs & Co., through the facilities of the Depository Trust Company, ("DTC") for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to Goldman, Sachs & Co. at least forty-eight hours in advance. The Company will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the "Designated Office"). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on June [ ], 1999 or such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by Goldman, Sachs & Co. in the written notice given by Goldman, Sachs & Co. of the Underwriters' election to purchase such Optional Shares, or such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the "First Time of Delivery," such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the "Second Time of Delivery," and each such time and date for delivery is herein called a "Time of Delivery."

            (b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 10 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to SECTIONS 10(o) AND 10(p) hereof, will be delivered at the offices of Cahill Gordon & Reindel, 80 Pine Street, New York, New York 10005 (the "Closing Location"), and the Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at 5:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 6, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

         7. The Company covenants and agrees with each of the Underwriters:

                  (a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or Prospectus which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you with copies thereof; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;

                  (b) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process or become subject to taxation in any such jurisdiction;

                  (c) Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

                  (d) To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with

         Section 11(a) of the Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158);

                  (e) During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus, not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder and under the International Underwriting Agreement, any securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), without your prior written consent; provided, however, that the Company may issue shares of Stock as consideration for any future acquisition after the date of the Prospectus, provided that any person that receives such Stock delivers to the Underwriters executed copies of an agreement substantially to the effect set forth in this subsection (e) in form and substance satisfactory to you;

                  (f) To furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders' equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

                  (g) During a period of five years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed, and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission);

                  (h) To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement and the International Underwriting Agreement in the manner specified in the Prospectus under the caption "Use of Proceeds";

                  (i) To use its best efforts to list, subject to notice of issuance, the Shares on The Nasdaq National Market ("Nasdaq");

                  (j) To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Act;

                  (k) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act; and

                  (l) Not to, without your prior written consent, waive or amend, rescind or otherwise modify Section 4(c) of the Registration Rights Agreement dated as of October 31, 1995 by and among the Predecessor Company and the shareholders of the Predecessor Company signatory thereto.

         8. The Principal Stockholder covenants and agrees with each of the Underwriters that, during the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus, not to (a) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of Stock of the Company, or any options or warrants to purchase any shares of Stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of Stock of the Company, whether now owned or hereinafter acquired, owned directly by the Principal Stockholder (including holding as a custodian) or with respect to which the Principal Stockholder has beneficial ownership within the rules and regulations of the Commission or (b) make any demand for or exercise any right with respect to, the registration of any shares of Stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of Stock of the Company, without your prior written consent; provided, however, that this Section 8 shall not prohibit any transaction required by the Note Acquisition Agreement dated as of March 22, 1999 by and among the Principal Stockholder, DNAP Holding Corporation, the Holders referred to therein, Morgan Guaranty Trust Company of New York, Citibank, N.A. and Bankers Trust Company.

         9. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the International Underwriting Agreement, the Agreement Between Syndicates, the Selling Agreement, the Blue Sky Memorandum, closing documents (including compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 7(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey;
(iv) all fees and expenses in connection with listing of the Shares on Nasdaq;
(v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Shares; (vi) the cost of preparing stock certificates; (vii) the cost and charges of any transfer agent or registrar; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 9. It is understood, however, that, except as provided in this Section 9, and Sections 11 and 14 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

         10. The respective obligations of the Underwriters and the Independent Underwriter hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in the discretion of the Representatives and the Independent Underwriter, as the case may be, to the condition that all representations and warranties and other statements of the Company and the Principal Stockholder herein are, at and as of such Time of Delivery, true and correct, the condition that the Company and the Principal Stockholder shall have performed all of their respective obligations hereunder theretofore to be performed, and the condition (in the case of the Underwriters) that the Independent Underwriter shall have furnished to the Underwriters and the NASD the letter referred to in clause (v) of Section 5(b) hereof, and the following additional conditions:

                  (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 6(a) hereof; if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

                  (b) Cahill Gordon & Reindel, counsel for the Underwriters, shall have furnished to you such written opinion (a draft of such opinion is attached as Annex I(a) hereto), dated such Time of Delivery, with respect to the matters covered in paragraphs (i), (iii), (iv) and
         (viii) of subsection (d) below as well as such other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

                  (c) Ronald Colton, Esq., General Counsel for the Company, shall have furnished to you his opinion (a draft of such opinion is attached as Annex I(b) hereto), dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

                           (i) Each of the Material Subsidiaries of the Company
                  has been duly organized and is validly existing as a corporation or other business entity in good standing under the laws of its jurisdiction of formation; and all of the issued shares of capital stock of each such Material Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable, and (except for directors' qualifying shares and except as otherwise set forth in the Prospectus) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect to matters of fact upon certificates of officers of the Company or its subsidiaries, provided that such counsel shall state that he believes that both you and he are justified in relying upon such opinions and certificates and that copies of such opinions and certificates be delivered to you upon your request);

                           (ii) The Company has been duly qualified as a foreign
                  corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of failure to be so qualified in any such jurisdiction (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company, provided that such counsel shall state that he believes that both you and he are justified in relying upon such opinions and certificates and that copies of such opinions and certificates be delivered to you upon your request);

                           (iii) The Company and its subsidiaries have good and
                  marketable title in fee simple to all real property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property (other than purchase money liens) and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries (in giving the opinion in this clause, such counsel may state that no examination of record titles for the purpose of such opinion has been made, and that he is relying upon a general review of the titles of the Company and its subsidiaries, upon opinions of local counsel and abstracts, reports and policies of title companies rendered or issued at or subsequent to the time of acquisition of such property by the Company or its subsidiaries, upon opinions of counsel to the lessors of such property and, in respect to matters of fact, upon certificates of officers of the Company or its subsidiaries, provided that such counsel shall state that he believes that both you and he are justified in relying upon such opinions, abstracts, reports, policies and certificates and that copies of such opinions, abstracts, reports, policies and certificates be delivered to you upon your request);

                           (iv) To the best of such counsel's knowledge and
                  other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and, to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

                           (v) The issue and sale of the Shares being delivered
                  at such Time of Delivery by the Company and the compliance by the Company with all of the provisions of this Agreement and the International Underwriting Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or any Federal or State of CALIFORNIA statute or any Federal or State of California order, rule or regulation known to such counsel of any Federal or State of CALIFORNIA court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties;

                           (vi) Neither the Company nor any of its subsidiaries
                  is in violation of its charter or by-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement, lease or other material agreement or instrument to which it is a party or by which it or any of its properties may be bound;

                           (vii) The Company and each of its subsidiaries owns,
                  is licensed to use or otherwise possesses adequate rights to use the Intellectual Property reasonably necessary to carry on the business conducted by it, except to the extent that the failure to own, be licensed to use or otherwise possess adequate rights to use such Intellectual Property would not have a Material Adverse Effect; the Company has not received any notice of infringement of or conflict with, and to the best of the such counsel's knowledge there is no infringement of or conflict with, asserted rights of others with respect to the Intellectual Property which could reasonably be expected to result in a Material Adverse Effect; the discoveries, inventions, products or processes of the Company referred to in the Registration Statement and the Prospectus do not, to the best of such counsel's knowledge, infringe or conflict with any right or patent of any third party, or any discovery, patent product or process which is the subject of a patent application filed by any third party;

                           (viii) To the best of such counsel's knowledge, the
                  Company and each of its subsidiaries owns, possesses or has obtained all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities (including foreign regulatory agencies), all self-regulatory organizations and all courts and other tribunals, domestic or foreign, necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as conducted as of the date hereof; neither the Company nor any such subsidiary has received any actual notice of any proceeding relating to revocation or modification of any such license, permit, certificate, consent, order, approval or other authorization, except (1) as described in the Registration Statement and the Prospectus or
                  (2) where (a) the failure to obtain, or modification or revocation of, any such license, permit, certificate, consent, order, approval or authorization, or (b) the failure to make any such declaration or filing, would not have a Material Adverse Effect; and to the best of such counsel's knowledge each of the Company and its subsidiaries is in compliance with all laws and regulations relating to the conduct of its business as conducted as of the date hereof, except where such noncompliance would not have a Material Adverse Effect;

                           (ix) There are no existing or, to the best of such
                  counsel's knowledge, threatened labor disputes with the employees of the Company or any of its subsidiaries which could reasonably be expected to result in a Material Adverse Effect; and

                           (x) To the best of such counsel's knowledge, the
                  Company and each of its subsidiaries are in compliance with all Environmental Laws, except where such noncompliance would not, individually or in the aggregate, have a Material Adverse Effect; there are no legal or governmental proceedings pending or, to the best of such counsel's knowledge, threatened against or affecting the Company or any of its subsidiaries under any Environmental Law which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                  In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction other than the State of California and the Federal law of the United States;

                  (d) Milbank, Tweed, Hadley & McCloy LLP, special counsel for the Company and the Principal Stockholder, shall have furnished to you their opinion (a draft of such opinion is attached as Annex I(c) hereto), dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

                           (i) The Company (but not including the Predecessor
                  Company) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus;

                           (ii) The Company has an authorized capitalization as
                  set forth in the Prospectus, and all of the issued shares of capital stock of the Company (including the Shares being delivered at such Time of Delivery) have been duly and validly authorized and issued and are fully paid and nonassessable; and the Shares conform to the description of the Class A Common Stock contained in the Prospectus;

                           (iii) This Agreement and the International
                  Underwriting Agreement have been duly authorized, executed and delivered by the Company;

                           (iv) The issue and sale of the Shares being delivered
                  at such Time of Delivery by the Company and the compliance by the Company with all of the provisions of this Agreement and the International Underwriting Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (1) the [Credit Agreement] dated as of the date hereof by and among the Company and [ ], (2) the Collaboration Agreement dated as of January 31, 1997 by and between THE PRINCIPAL STOCKHOLDER (FORMERLY KNOWN AS Empresas La Moderna, S.A. de C.V. ("ELM")) and Monsanto Company ("Monsanto"), (3) the Research Funding and Commercialization Agreement dated as of October 31, 1997 by and between ELM and Mendel Biotechnology, Inc. ("Mendel"),
                  (4) the Technology Evaluation and Option Agreement dated as of December 1, 1997 by and between ELM and John Innes Centre Innovations Limited, (5) the Long Term Funded Research Agreement dated as of January 1, 1997 by and between DNA Plant Technology Corporation and Seminis Vegetable Seeds, Inc. "SVS"), (6) the Limited Liability Company Agreement of RDCO, LLC dated as of May 29, 1998 by and between SVS and LSL Biotechnologies, Inc., (7) the Share Sale and Purchase Agreement dated as of June 17, 1998 by and between the Company and Shareholders of Choong Ang Seed Co., Ltd, (8) the Share Sale and Purchase Agreement dated as of June 12, 1998 by and between the Company and Shareholders of Hungnong Seed Co., Ltd, (9) the Seminis, Inc. 1998 Stock Option Plan (As Amended and Restated) and (10) the Credit Agreement dated as of April 30, 1999 by and among the Company, Seminis Vegetable Seeds, Inc., a wholly owned subsidiary of the Company, SVS Holland B.V., a wholly owned subsidiary of the Company, Harris Trust and Savings Bank and Bank of Montreal, Chicago Branch; nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or the DGCL or any Federal statute or any Federal order, rule or regulation known to such counsel of any Federal court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties;

                           (v) No consent, approval, authorization, order,
                  registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company and the Principal Stockholder of the transactions contemplated by this Agreement and the International Underwriting Agreement, except the registration under the Act of the Shares, and such consents, approvals, authorizations, registrations or qualifications as may be required under state or foreign securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters and the International Underwriters;

                           (vi) The statements set forth in the Prospectus under
                  the captions "Description of Capital Stock," "Certain Relationships and Related Transactions" and "Shares Eligible for Future Sale" and in the Registration Statement in Items 14 and 15, insofar as such statements constitute a summary of the terms of the capital stock, legal matters, document or proceedings referred to therein, are accurate, complete and fair;

                           (vii) The Registration Statement and the Prospectus
                  and any further amendments and supplements thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the rules and regulations thereunder, although they do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, except for those referred to in the opinion in subsection (vii) of this Section 10(d); they have no reason to believe that, as of its effective date, the Registration Statement or any further amendment thereto made by the Company prior to such Time of Delivery (other than the financial statements and related statements and related schedules therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of its date, the Prospectus or any further amendment or supplement thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that, as of such Time of Delivery, either the Registration Statement or the Prospectus or any further amendment or supplement thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and they do not know of any amendment to the Registration Statement required to be filed or of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus which are not filed or described as required;

                           (viii) The Company is not an "investment company," as
                  such term is defined in the Investment Company Act; and

                           (ix) The Company is the surviving corporation of the
                  Merger with the Predecessor Company and has the status, rights and liabilities of a sur-viving corporation set forth in Section 259 of the DGCL; and the Merger was duly authorized by all necessary corporate and stockholder action on the part of the Surviving Corporation and complied with all applicable provisions of the DGCL.

                  In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction other than the State of New York, the Federal laws of the United States and the DGCL;

                  (e) JOSE LUIS MARTINEZ, special counsel for the Principal Stockholder, shall have furnished to you their opinion (a draft of such opinion is attached as Annex II(d) hereto), dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

                           (i) The Principal Stockholder has been duly
                  incorporated and is validly existing as a company in good standing under the laws of Mexico;

                           (ii) This Agreement and the International
                  Underwriting Agreement have been duly authorized, executed and delivered by the Principal Stockholder; and

                           (iii) The issue and sale of the Shares being
                  delivered at such Time of Delivery by the Company hereunder and the compliance by the Company and the Principal Stockholder with all of the provisions of this Agreement and the International Underwriting Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Principal Stockholder or any of its subsidiaries (other than the Company) is a party or by which the Principal Stockholder or any of its subsidiaries (other than the Company) is bound or to which any of the property or assets of the Principal Stockholder or any of its subsidiaries (other than the Company) is subject; nor will such action result in any violation of the provisions of the charter or by-laws of the Principal Stockholder or any statute or order, rule or regulation of any court or governmental agency or body having jurisdiction over the Principal Stockholder or any of its subsidiaries (other than the Company) or any of their properties.

         In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction outside of Mexico.

                  (f) Mayer, Brown & Platt, Illinois counsel for the Company, shall have furnished to you their opinion (a draft of such opinion is attached as Annex II(e) hereto), dated such Time of Delivery, in form and substance satisfactory to you, to the effect that the Merger was duly authorized by all necessary corporate and stockholder action on the part of the Predecessor Company and complied with all applicable provisions of the IBCA.

                  In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction outside the State of Illinois;

                  (g) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, PricewaterhouseCoopers LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex II(a) hereto (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex II(b) hereto and a draft of the form of letter to be delivered on the effective date of any post-effective amendment to the Registration Statement and as of each Time of Delivery is attached as Annex II(c) hereto);

                  (h) On the date of the Prospectus at a time prior to the execution of this Agreement, Seonjin Accounting Corporation shall have furnished to you a letter, dated the date of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex II(d) hereto (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex II(e) hereto;

                  (i) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and (ii) since the respective dates as of which information is given in the Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

                  (j) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the Company's debt securities or preferred stock by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities or preferred stock;

                  (k) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or on Nasdaq; (ii) a suspension or material limitation in trading in the Company's securities on Nasdaq; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities; or

         (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this clause (iv) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

                  (l) The Shares to be sold at such Time of Delivery shall have been duly listed, subject to notice of issuance, on Nasdaq;

                  (m) The Company has obtained and delivered to the Underwriters executed copies of an agreement from each of the directors and executive officers of the Company, Asesorias Administrativas Moderna, S.A. de C.V. and the stockholders of the Company listed on Schedule II hereto, substantially to the effect set forth in subsection 7(e) hereof in form and substance satisfactory to you;

                  (n) The Company shall have complied with the provisions of
         Section 7(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

                  (o) The Company shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (i) of this Section 10 and as to such other matters as you may reasonably request; and

                  (p) The Principal Stockholder shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Principal Stockholder satisfactory to you as to the accuracy of the representations and warranties of the Principal Stockholder herein at and as of such Time of Delivery, as to the performance by the Principal Stockholder of all of its obligations hereunder to be performed at or prior to such Time of Delivery and as to such other matters as you may reasonably request.

                  11. (a) The Company and the Principal Stockholder, jointly and severally, will indemnify and hold harmless each Underwriter and the Independent Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or the Independent Underwriter, as the case may be, may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter or the Independent Underwriter, as the case may be, for any legal or other expenses reasonably in-curred by such Underwriter or the Independent Underwriter, as the case may be, in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company and the Principal Stockholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Goldman, Sachs & Co. or the Independent Underwriter expressly for use therein or constitute a reference to the Independent Underwriter consented to by it pursuant to Section 5(f) hereof.

                  (b) Each Underwriter will indemnify and hold harmless the Company, the Principal Stockholder and the Independent Underwriter, as the case may be, against any losses, claims, damages or liabilities to which the Company, the Principal Stockholder or the Independent Underwriter, as the case may be, may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Goldman, Sachs & Co. expressly for use therein; and will reimburse the Company, the Principal Stockholder and the Independent Underwriter, as the case may be, for any legal or other expenses reasonably incurred by the Company, the Principal Stockholder or the Independent Underwriter, as the case may be, in connection with investigating or defending any such action or claim as such expenses are incurred.

                  (c) The Independent Underwriter will indemnify and hold harmless the Company, the Principal Stockholder and each Underwriter against any losses, claims, damages or liabilities to which the Company, the Principal Stockholder or such Underwriter, as the case may be, may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Independent Underwriter expressly for use therein or constitutes a reference to the Independent Underwriter consented to by it pursuant to Section 5(f) hereof; and will reimburse the Company, the Principal Stockholder or each Underwriter, as the case may be, for any legal or other expenses reasonably incurred by the Company, the Principal Stockholder or each Underwriter, as the case may be, in connection with investigating or defending any such action or claim as such expenses are incurred.

                  (d) Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

                  (e) If the indemnification provided for in this Section 11 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Principal Stockholder, the Underwriters and the Independent Underwriter from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, the Principal Stockholder, the Underwriters and the Independent
         Under-
         a reference to the Independent Underwriter consented to by it pursuant to Section 5(f) hereof; and will reimburse the Company, the Principal Stockholder or each Underwriter, as the case may be, for any legal or other expenses reasonably incurred by the Company, the Principal Stockholder or each Underwriter, as the case may be, in connection with investigating or defending any such action or claim as such expenses are incurred.

                  (d) Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

                  (e) If the indemnification provided for in this Section 11 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Principal Stockholder, the Underwriters and the Independent Underwriter from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, the Principal Stockholder, the Underwriters and the Independent Underwriter in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Principal Stockholder, the Underwriters and the Independent Under-writer in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Principal Stockholder, the Underwriters and the Independent Under-writer shall be deemed to be in the same proportion as the total net proceeds from the sale of the Shares (before deducting expenses) received by the Company in the offering, the total underwriting discounts and commissions payable to the Underwriters with respect to the Shares purchased under this Agreement as set forth in the table on the cover page of the Prospectus and the fee payable to the Independent Underwriter pursuant to the first sentence of Section 5(e) hereof, respectively, bear to the sum of the total proceeds from the sale of the Shares (before deducting expenses) in the offering and the fee payable to the Independent Underwriter pursuant to the first sentence of Section 5(e) hereof. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Principal Stockholder on the one hand or either the Underwriters or the Independent Underwriter on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Principal Stockholder, the Underwriters and the Independent Underwriter agree that it would not be just and equitable if contributions pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters and the Independent Underwriter were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Underwriter nor the Independent Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public and the Independent Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by the Underwriters and distributed to the public were offered to the public, exceeds the amount of any damages which such Underwriter or the Independent Underwriter, as the case may be, has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

                  (f) The obligations of the Company and the Principal Stockholder under this Section 11 shall be in addition to any liability which the Company and the Principal Stockholder may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter or the Independent Underwriter within the meaning of the Act; the obligations of the Underwriters under this Section 11 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company or the Independent Underwriter within the meaning of the Act; and the obligations of the Independent Underwriter under this Section 11 shall be in addition to any liability which the Independent Underwriter may otherwise have and shall extend, upon the same terms and conditions to each officer and director of the Company and to each person, if any, who controls the Company or any Underwriters within the meaning of the Act.

                  (g) Anything herein to the contrary notwithstanding, until two business days after a claim for indemnification or contribution pursuant to this Section 11 is made to the Company by any indemnified party AND SUCH CLAIM IS NOT PAID, no claim shall be made to the Principal Stockholder with regard to the subject of such claim.

                  (h) In no event shall the aggregate of (i) the amounts of any obligations for indemnification or contribution paid by the Principal Stockholder to any indemnified party pursuant to this Section 11 or
         Section 10 of the International Underwriting Agreement and (ii) the amounts paid by the Principal Stockholder to any Underwriter, any International Underwriter or the Independent Underwriter due to a breach of any representation or warranty herein or in the International Underwriting Agreement other than those contained in subsection (a),
         (b), (c) and (d) of Section 2 hereof or subsection (a), (b), (c) and
         (d) of Section 2 of the International Underwriting Agreement, as the case may be, exceed $40,000,000.

                  12. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within forty-eight hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of forty-eight hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Shares, or the Company notifies you that it has so arranged for the purchase of such Shares, you or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

                  (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

                  (c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Independent Underwriter or the Company or the Principal Stockholder, except for the expenses to be borne by the Company and the Underwriters as provided in the second sentence of Section 5(e) hereof and in Section 9 hereof and the indemnity and contribution agreements in Section 11 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

         13. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Principal Stockholder, the several Underwriters and the Independent Underwriter, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or the Independent Underwriter or any controlling person of any Underwriter or the Independent Underwriter or the Company or the Principal Stockholder, or any officer or director or controlling person of the Company or the Principal Stockholder, and shall survive delivery of and payment for the Shares.

         Anything herein to the contrary notwithstanding, the indemnity agreement of the Company in subsection (a) of Section 11 hereof, the representations and warranties in subsections (b) and (c) of Section 1 hereof and any representation or warranty as to the accuracy of the Registration Statement or the Prospectus contained in any certificate furnished by the Company pursuant to Section 10 hereof, insofar as they may constitute a basis for indemnification for liabilities (other than payment by the Company or the Principal Stockholder of expenses incurred or paid in the successful defense of any action, suit or proceeding) arising under the Act, shall not extend to the extent of any interest therein of a controlling person or partner of an Underwriter who is a director, officer or controlling person of the Company when the Registration Statement has become effective, except in each case to the extent that an interest of such character shall have been determined by a court of appropriate jurisdiction as not against public policy as expressed in the Act. Unless in the opinion of counsel for the Company and the Principal Stockholder the matter has been settled by controlling precedent, the Company and the Principal Stockholder will, if a claim for such indemnification is asserted, submit to a court of appropriate jurisdiction the question of whether such interest is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         14. If this Agreement shall be terminated pursuant to Section 12 hereof, the Company and the Principal Stockholder shall not then be under any liability to any Underwriter or the Independent Underwriter except as provided in the second sentence of Section 5(e) hereof and Sections 9 and 11 hereof; but, if for any other reason, any Shares are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company shall then be under no further liability to any Underwriter or the Independent Underwriter in respect of the Shares not so delivered except as provided in the second sentence of Section 5(e) hereof and Sections 9 and 11 hereof.

         15. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by Goldman, Sachs & Co. on behalf of you as the representatives.

         All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters or the Independent Underwriter shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives in care of Goldman, Sachs & Co., 32 Old Slip, 21st Floor, New York, New York 10005, (facsimile: [ ]), Attention: Registration Department; if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Ronald Colton; and if to the Principal Stockholder shall be delivered or sent by mail, telex or facsimile transmission to it at its office at Ave. Batallon de San Patricio No. 111, Cuarto piso, Col. Valle Oriente C.D. 66269, San Pedro Garza Garcia, N.L. Mexico (facsimile: 528-399-5629),
Attention: Jose Luis Martinez; provided, however, that any notice to an Underwriter pursuant to Section 11(d) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company and the Principal Stockholder by you upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. Copies of notices given to the Company and the Principal Stockholder shall be delivered or sent by mail, telex or facsimile transmission to Milbank, Tweed, Hadley & McCloy LLP, 1 Chase Manhattan Plaza, New York, New York 10005-1413 (facsimile: 212-530-5219), Attention:
Howard S. Kelberg, Esq.

         16. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Independent Underwriter, the Principal Stockholder, the Company and, to the extent provided in Sections 11 and 13 hereof, the officers and directors of the Company and each person who controls the Company, the Independent Underwriter or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

         17. Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

         18. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         19. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

         If the foregoing is in accordance with your understanding, please sign and return to us eleven counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters, the Independent Underwriter, the Company and the Principal Stockholder. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters (U.S. Version), the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

                                          Very truly yours,

                                          Seminis, Inc.


                                          By:
                                              ----------------------------------
                                              Name:
                                              Title:


                                          Savia, S.A. de C.V.


                                          By:
                                              ----------------------------------
                                              Name:
                                              Title:

Accepted as of the date hereof:

Goldman, Sachs & Co.
J.P. Morgan Securities Inc.
ING Baring Furman Selz LLC
Morgan Stanley & Co. Incorporated
Salomon Smith Barney Inc.
VECTORMEX Incorporated


By:
   ------------------------------------------
                (Goldman, Sachs & Co.)


Goldman, Sachs & Co.,
     as Independent Underwriter


By:
   ------------------------------------------
                (Goldman, Sachs & Co.)

                                   SCHEDULE I


                                                                                              Number of Optional
                                                                                                 Shares to be
                                                                    Total Number of Firm     Purchased if Maximum
                           Underwriter                             Shares to be Purchased      Option Exercised
                           -----------                             ----------------------    --------------------

Goldman, Sachs & Co............................................
J.P. Morgan Securities Inc.....................................
ING Baring Furman Selz LLC.....................................
Morgan Stanley & Co. Incorporated..............................
Salomon Smith Barney Inc.......................................
VECTORMEX Incorporated.........................................













                                                                   ----------------------    --------------------
                  Total........................................         11,000,000               1,650,000
                                                                   ======================    ====================

                                   SCHEDULE II